As filed with the Securities and Exchange Commission on September 19, 2014

Registration No. 333-196506

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 5

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRAVELPORT WORLDWIDE LIMITED

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	4700	98-0505105
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. employer identification number)

Axis One, Axis Park

Langley, Berkshire SL3 8AG

United Kingdom

+44-1753-288-000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Eric J. Bock, Esq.

Executive Vice President, Chief Legal Officer and Chief Administrative Officer

Axis One, Axis Park

Langley, Berkshire SL3 8AG

United Kingdom

+44-1753-288-000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Joshua N. Korff, Esq. Christian O. Nagler, Esq. Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 (212) 446-4800 (212) 446-4900 (facsimile)	Gregory A. Fernicola, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 4 Times Square New York, New York 10036 (212) 735-3000 (212) 735-2000 (facsimile)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as reasonably practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):  ☐

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee
Common Shares, $0.0025 par value per share	34,500,000	$16.00	$552,000,000	$71,098(4)

(1)	Includes 4,500,000 shares subject to the underwriters option to purchase additional shares.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933.
(3)	Includes shares that the underwriters have the option to purchase.
(4)	$71,098 was already paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

Explanatory Note

This Amendment is being filed solely for the purpose of filing Exhibits 1.1, 3.1, 3.2, 5.1, 8.2 and 23.3. No change is made to the prospectus constituting Part I of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses expected to be incurred by the Registrant in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts are estimated except the SEC registration fee and the Financial Industry Regulatory Authority filing fee.

SEC registration fee	$71,098.00
Financial Industry Regulatory Authority filing fee	83,300.00
Accounting fees and expenses	680,000.00
Legal fees and expenses	2,000,000.00
Printing and engraving expenses	360,000.00
Registrar and Transfer Agent’s fees	5,900.00
Miscellaneous fees and expenses	2,799,702.00

Total	$6,000,000.00

Item 14. Indemnification of Directors and Officers

Section 98 of the Companies Act 1981 of Bermuda, or the Bermuda Companies Act, provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Bermuda Companies Act.

In connection with this offering, we intend to adopt provisions in our bye-laws that provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. Our bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Bermuda Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our bye-laws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Insurance. We maintain directors’ and officers’ liability insurance, which covers directors and officers of our company against certain claims or liabilities arising out of the performance of their duties.

Indemnification Agreements. We have entered into agreements to indemnify our directors and executive officers. These agreements provide for indemnification of our directors and executive officers to the fullest extent permitted by applicable Bermuda law against all expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in actions or proceedings, including actions by us or in our right, arising out of such person’s services as our director or executive officer, any of our subsidiaries or any other company or enterprise to which the person provided services at our company’s request.

Underwriting Agreement. Our underwriting agreement with the underwriters will provide for the indemnification of the directors and officers of our company against specified liabilities related to this prospectus under the Securities Act in certain circumstances.

Item 15. Recent Sales of Unregistered Securities

Since May 1, 2011, the Registrant has issued and sold the following securities without registration under the Securities Act of 1933:

2011 Refinancing

On October 3, 2011, in connection with the restructuring of PIK term loans issued by Travelport Holdings Limited, a subsidiary of the Registrant, the PIK term loan lenders received, as partial consideration, their pro rata share of 40% of the then fully diluted issued and outstanding equity of the Registrant. The offers and sales of these securities were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 (i) in the United States, only to “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933 and (ii) outside the United States, to certain non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act of 1933.

2013 Refinancing

On April 15, 2013, in connection with the Registrant’s comprehensive refinancing, Travelport Holdings Limited, a subsidiary of the Registrant, acquired all of its outstanding Tranche A PIK Term Loans in exchange for (i) approximately 43.3% of the then fully diluted issued and outstanding equity of the Registrant and (ii) $25 million of newly issued 11.875% senior subordinated notes due 2016 of Travelport LLC, an indirect wholly owned subsidiary of the Registrant, and acquired all of its outstanding Tranche B PIK Term Loans in exchange for approximately 34.6% of the then fully diluted issued and outstanding equity of the Registrant. The offers and sales of these securities were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 (i) in the United States, only to “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933 and (ii) outside the United States, to certain non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act of 1933.

2014 Debt-For-Equity Exchanges

On February 26, 2014, the Registrant entered into separate, individually negotiated private exchange agreements to issue an aggregate of approximately 7 million common shares in exchange for $135 million principal amount of Travelport LLC’s subordinated debt. The offers and sales of these securities were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 only in the United States to “qualified institutional buyers” as defined in Rule 144A.

On June 19, 2014, the Registrant entered into separate, individually negotiated private exchange agreements to exchange an aggregate of $182 million of Travelport LLC’s and Travelport Holdings, Inc.’s 11.785% Senior Subordinated Dollar Notes due 2016, 10.875% Senior Subordinated Euro Notes due 2016, 13.875% Senior Fixed Rate Notes and Senior Floating Rate Notes due 2016 into approximately 9.1 million common shares at a value of $20.50 per common share. The offers and sales of these securities were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 only in the United States to “qualified institutional buyers” as defined in Rule 144A.

On June 27, 2014, the Registrant commenced an offer of common shares in exchange for the following outstanding debt securities issued by Travelport LLC and Travelport Holdings, Inc.: (i) Senior Floating Rate Notes Due 2016; (ii) 13.875% Senior Fixed Rate Notes Due 2016; (iii) 11.875% Senior Subordinated Fixed Rate Notes Due 2016; (iv) 11.875% Dollar Senior Subordinated Fixed Rate Notes Due 2016; and (v) 10.875% Senior Subordinated Euro Fixed Rate Notes Due 2016. An aggregate of approximately $164 million principal amount of notes were tendered and accepted in exchange for approximately 8.2 million common shares at a value of $20.50 per common share. The offers and sales of these securities were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 (i) in the United States to “qualified institutional buyers” as defined in Rule 144A and (ii) either (A) in the United States to holders of notes who were “accredited investors” or (B) outside of the United States to certain non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act of 1933.

On July 11, 2014, the Registrant entered into an agreement to issue certain Travelport LLC term loan lenders approximately 4.6 million common shares, at a value of $20.50 per common share, in exchange for the purchase of approximately $91 million of first and second lien term loans under Travelport LLC’s sixth amended and restated credit agreement and second lien credit agreement. The offers and sales of these securities were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 only in the United States to “qualified institutional buyers” as defined in Rule 144A.

Equity Awards

Since May 1, 2011, the Registrant has granted options to purchase an aggregate of 320,000 common shares at an exercise price of $9.375 per common share. Since May 1, 2011, the Registrant has granted 219,539 restricted shares and 6,025,437 restricted share units to be settled in its common shares under its equity compensation plans.

We deemed the issuances and sales described above as exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933 or in reliance on Rule 701 of the Securities Act of 1933 as offers and sales of securities under compensatory benefit plans and contracts relating to compensation in compliance with Rule 701. Each of the recipients of securities in any transaction exempt from registration either received or had adequate access, through employment, business or other relationships, to information about us. For each of the transactions listed above, stock certificates were not issued, but appropriate legends were included at each issuance under the Registrant’s shareholders’ agreement.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

The exhibit index attached hereto is incorporated herein by reference.

(b) Financial Statement Schedules

The following Financial Statement Schedule is included herein: Schedule II—Valuation and Qualifying Accounts, starting on page F-70.

Item 17. Undertakings

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Langley, United Kingdom, on September 19, 2014.

Travelport Worldwide Limited (Registrant)

By:	/s/ Antonios Baskoukeas
Antonios Baskoukeas
Group Vice President and Group Financial Controller

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Gordon A. Wilson	President and Chief Executive Officer, Director (Principal Executive Officer)	September 19, 2014

* Philip Emery	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 19, 2014

/s/ Antonios Baskoukeas Antonios Baskoukeas	Group Vice President and Group Financial Controller (Principal Accounting Officer)	September 19, 2014

* Douglas M. Steenland	Chairman of the Board and Director	September 19, 2014

* Gavin R. Baiera	Director	September 19, 2014

* Gregory Blank	Director	September 19, 2014

* Scott McCarty	Director	September 19, 2014

*By:	/s/ Rochelle Boas Rochelle Boas As attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

1.1**	Form of Underwriting Agreement.

2.1†	Purchase Agreement by and among Cendant Corporation, Travelport Americas, Inc. (f/k/a Travelport Inc.), and Travelport LLC (f/k/a TDS Investor Corporation, f/k/a TDS Investor LLC), dated as of June 30, 2006 (incorporated by reference to Exhibit 2.1 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007).

2.2†	Amendment to the Purchase Agreement among Cendant Corporation, Travelport Americas, Inc., (f/k/a Travelport Inc.) (f/k/a TDS Investor Corporation, f/k/a TDS Investor LLC) and Travelport Limited (f/k/a TDS Investor (Bermuda), Ltd.), dated as of August 23, 2006, to the Purchase Agreement dated as of June 30, 2006 (incorporated by reference to Exhibit 2.2 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007).

2.3†	Agreement and Plan of Merger by and among Travelport LLC (f/k/a Travelport Inc.) Warpspeed Sub Inc., Worldspan Technologies Inc., Citigroup Venture Capital Equity Partners, L.P., Ontario Teachers Pension Plan Board and Blackstone Management Partners V, L.P., dated as of December 7, 2006 (incorporated by reference to Exhibit 2.3 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007).

2.4†	Separation and Distribution Agreement by and among Cendant Corporation (n/k/a Avis Budget Group, Inc.), Realogy Corporation, Wyndham Worldwide Corporation and Travelport Americas, Inc. (f/k/a Travelport Inc.), dated as of July 27, 2006 (incorporated by reference to Exhibit 2.1 to Cendant Corporation’s Current Report on Form 8-K dated August 1, 2006).

2.5†	Share Purchase Agreement, dated March 5, 2011, among Gullivers Services Limited, Travelport (Bermuda) Ltd., Travelport Inc., Travelport Limited, Kuoni Holdings PLC, Kuoni Holding Delaware, Inc., KIT Solution AG and Kuoni Reisen Holding AG (incorporated by reference to Exhibit 2.5 to the Annual Report on Form 10-K filed by Travelport Limited on March 31, 2011).

3.1**	Memorandum of Association of Travelport Worldwide Limited.

3.2**	Form of Amended and Restated Bye-laws of Travelport Worldwide Limited.

4.1†	Amended and Restated Shareholders’ Agreement, dated as of April 15, 2013, among Travelport Worldwide Limited, Travelport Intermediate Limited, TDS Investor (Cayman) L.P., Travelport Limited and the other shareholders party thereto (incorporated by reference to Exhibit 4.10 to the Annual Report on Form 10-K filed by Travelport Limited on March 10, 2014).

4.2†	Registration Rights Agreement, dated as of April 15, 2013, among the shareholders referred to therein and Travelport Worldwide Limited.

5.1**	Opinion of Conyers Dill & Pearman Limited.

8.1†	Tax Opinion of Kirkland & Ellis LLP.

8.2**	Tax Opinion of Conyers Dill & Pearman Limited.

10.1†	Credit Agreement, dated September 2, 2014, among Travelport Limited, Travelport Finance (Luxembourg) S.a.r.l., the Guarantors, Deutsche Bank AG New York Branch, as Administrative Agent, Collateral Agent and L/C Issuer, and each lender (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Travelport Limited on September 4, 2014).

10.2†	Loan Agreement, dated September 2, 2014, among Travelport Limited, Travelport Finance (Luxembourg) S.a.r.l., the Guarantors, Deutsche Bank AG New York Branch, as Administrative Agent, and each Lender (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by Travelport Limited on September 4, 2014).

Exhibit No.	Description

10.3†	Tax Sharing Agreement among Cendant Corporation (n/k/a Avis Budget Group, Inc.), Realogy Corporation, Wyndham Worldwide Corporation and Travelport Americas, Inc. (f/k/a Travelport Inc.), dated as of July 28, 2006 (incorporated by reference to Exhibit 10.1 to Cendant Corporation’s Current Report on Form 8-K dated August 1, 2006).

10.4†	Separation Agreement, dated as of July 25, 2007, by and between Travelport Limited and Orbitz Worldwide, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Travelport Limited on July 27, 2007 (dated July 23, 2007)).

10.5†	First Amendment to the Separation Agreement, dated as of May 5, 2008, between Travelport Limited and Orbitz Worldwide, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Travelport Limited on May 7, 2008).

10.6†	Second Amendment to the Separation Agreement, dated as of January 23, 2009, between Travelport Limited and Orbitz Worldwide, Inc. (incorporated by reference to Exhibit 10.34 to the Annual Report on Form 10-K filed by Travelport Limited on March 12, 2009).

10.7†	Third Amendment to the Separation Agreement, dated as of May 9, 2013, between Travelport Limited and Orbitz Worldwide, Inc. (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed by Travelport Limited on November 7, 2013).

10.8†	Tax Sharing Agreement, dated as of July 25, 2007, by and between Travelport Inc. and Orbitz Worldwide, Inc. (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed by Travelport Limited on July 27, 2007 (dated July 23, 2007)).

10.9†	Subscriber Services Agreement, dated as of February 4, 2014, by and among Orbitz Worldwide, LLC, Travelport, LP and Travelport Global Distribution System B.V. (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed by Travelport Limited on May 9, 2014).*

10.10†	Amended and Restated Employment Agreement of Eric J. Bock, dated as of August 3, 2009 (incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q filed by Travelport Limited on August 6, 2009).

10.14†	Letter Agreement of Eric J. Bock, dated as of May 27, 2011 (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed by Travelport Limited on June 3, 2011 (dated May 27, 2011)).

10.15†	Service Agreement dated as of May 31, 2011 between Gordon Wilson and Travelport International Limited (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Travelport Limited filed on June 3, 2011 (dated May 27, 2011)).

10.16†	Letter Agreement of Gordon Wilson, dated as of November 7, 2012, between Gordon Wilson and Travelport International Limited (incorporated by reference to Exhibit 10.26 to the Annual Report on Form 10-K filed by Travelport Limited on March 12, 2013).

10.17†	Contract of Employment, dated as of October 1, 2009, among Philip Emery, Travelport International Limited and TDS Investor (Cayman) L.P. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Travelport Limited on October 7, 2009).

10.18†	Letter Agreement, dated March 28, 2011, between Philip Emery and Travelport International Limited (incorporated by reference to Exhibit 10.46 to the Annual Report on Form 10-K filed by Travelport Limited on March 31, 2011).

10.19†	Letter Agreement, dated November 24, 2011, between Philip Emery and Travelport International Limited (incorporated by reference to Exhibit 10.16 to the Annual Report on Form 10-K filed by Travelport Limited on March 22, 2012).

Exhibit No.	Description

10.20†	Employment Agreement, effective as of December 16, 2011, between Mark Ryan and Travelport, LP (incorporated by reference to Exhibit 10.30 to the Annual Report on Form 10-K filed by Travelport Limited on March 12, 2013).

10.21†	Letter Agreement, dated as of December 3, 2012, between Mark Ryan and Travelport, LP (incorporated by reference to Exhibit 10.31 to the Annual Report on Form 10-K filed by Travelport Limited on March 12, 2013).

10.22†	Compromise Agreement, dated November 26, 2012, between Lee Golding and Travelport International Limited (incorporated by reference to Exhibit 10.32 to the Annual Report on Form 10-K filed by Travelport Limited on March 12, 2013).

10.23†	Employment Agreement, dated as of November 21, 2011, between Kurt Ekert and Travelport, LP (incorporated by reference to Exhibit 10.20 to the Annual Report on Form 10-K filed by Travelport Limited on March 22, 2012).

10.24†	Letter Agreement, dated as of November 23, 2011, between Kurt Ekert and Travelport, LP (incorporated by reference to Exhibit 10.21 to the Annual Report on Form 10-K filed by Travelport Limited on March 22, 2012).

10.25†	Letter Agreement, dated as of March 6, 2013, between Kurt Ekert and Travelport, LP (incorporated by reference to Exhibit 10.6 to the Quarterly Report on Form 10-Q filed by Travelport Limited on May 9, 2013).

10.26†	Travelport Officer Deferred Compensation Plan (Amended and Restated as of December 31, 2012) (incorporated by reference to Exhibit 10.35 to the Annual Report on Form 10-K filed by Travelport Limited on March 12, 2013).

10.27†	Form of TDS Investor (Cayman) L.P. Sixth Amended and Restated Agreement of Exempted Limited Partnership (incorporated by reference to Exhibit 10.28 to the Annual Report on Form 10-K filed by Travelport Limited on May 11, 2008).

10.28†	Amendment No. 7, dated as of February 9, 2010, to the TDS Investor (Cayman) L.P. Sixth Amended and Restated Agreement of Exempted Limited Partnership, dated as of December 19, 2007 (incorporated by reference to Exhibit 10.17 to the Annual Report on Form 10-K filed by Travelport Limited on March 17, 2010).

10.29†	Form of TDS Investor (Cayman) L.P. Fifth Amended and Restated 2006 Interest Plan (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q filed by Travelport Limited on November 10, 2010).

10.30†	Form of 2009 LTIP Equity Award Agreement (Restricted Equity Units)—U.S. Senior Leadership Team (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q filed by Travelport Limited on May 12, 2009).

10.31†	Form of 2009 LTIP Equity Award Agreement (Restricted Equity Units) for Gordon Wilson (incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q filed by Travelport Limited on May 12, 2009).

10.32†	Form of 2010 LTIP Equity Award Agreement (Restricted Equity Units)—UK Senior Leadership Team (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed by Travelport Limited on November 10, 2010).

10.33†	Form of Management Equity Award Agreement (UK EVP) (incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q filed by Travelport Limited on August 9, 2011).

10.34†	Form of Travelport Worldwide Limited 2011 Equity Plan (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed by Travelport Limited on December 20, 2011 (dated December 14, 2011)).

Exhibit No.	Description

10.35†	Form of Travelport Worldwide Limited Management Equity Award Agreement (US Named Executive Officers) (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed by Travelport Limited on December 20, 2011 (dated December 14, 2011)).

10.36†	Form of Travelport Worldwide Limited Management Equity Award Agreement (UK Named Executive Officers) (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed by Travelport Limited on December 20, 2011 (dated December 14, 2011)).

10.37†	Form of Travelport Worldwide Limited Management Equity Award Agreement (M. Ryan) (incorporated by reference to Exhibit 10.46 to the Annual Report on Form 10-K filed by Travelport Limited on March 12, 2013).

10.38†	2012 Executive Long-Term Incentive Plan (incorporated by reference to Exhibit 10.33 to the Annual Report on Form 10-K filed by Travelport Limited on March 22, 2012).

10.39†	Form of 2013 Long-Term Management Incentive Program Management Award Agreement (US) (incorporated by reference to Exhibit 10.48 to the Annual Report on Form 10-K filed by Travelport Limited on March 12, 2013).

10.40†	Form of 2013 Long-Term Management Incentive Program Management Award Agreement (UK) (incorporated by reference to Exhibit 10.49 to the Annual Report on Form 10-K filed by Travelport Limited on March 12, 2013).

10.41†	Form of Travelport Worldwide Limited 2013 Equity Plan (incorporated by reference to Exhibit 10.5 to the Quarterly Report on Form 10-Q filed by Travelport Limited on August 8, 2013).

10.42†	Form of 2013 Travelport Worldwide Limited Management Equity Award Agreement (US Named Executive Officers) (incorporated by reference to Exhibit 10.6 to the Quarterly Report on Form 10-Q filed by Travelport Limited on August 8, 2013).

10.43†	Form of 2013 Travelport Worldwide Limited Management Equity Award Agreement (UK Named Executive Officers) (incorporated by reference to Exhibit 10.7 to the Quarterly Report on Form 10-Q filed by Travelport Limited on August 8, 2013).

10.44†	Amendment 11 to the Asset Management Offering Agreement, effective as of July 1, 2002, as amended, among Travelport, LP, International Business Machines Corporation and IBM Credit LLC (incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q filed by Travelport Limited on May 6, 2010).*

10.45†	Amendment 14 to the Asset Management Offering Agreement, effective as of July 1, 2002, as amended, among Travelport, LP, International Business Machines Corporation and IBM Credit LLC. (incorporated by reference to Exhibit 10.55 to the Annual Report on Form 10-K filed by Travelport Limited on March 12, 2013).*

10.46†	Amendment 15 to the Asset Management Offering Agreement, effective as of July 1, 2002, as amended, among Travelport, LP, International Business Machines Corporation and IBM Credit LLC (incorporated by reference to Exhibit 10.50 to the Annual Report on Form 10-K filed by Travelport Limited on March 10, 2014).

10.47†	Amendment 16 to the Asset Management Offering Agreement, effective as of July 1, 2002, as amended, among Travelport, LP, International Business Machines Corporation and IBM Credit LLC (incorporated by reference to Exhibit 10.51 to the Annual Report on Form 10-K filed by Travelport Limited on March 10, 2014).*

10.48†	Form of Indemnification Agreement between Travelport Limited and its Directors (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Travelport Limited on December 20, 2011 (dated December 14, 2011)).

Exhibit No.	Description

10.49†	Form of Indemnification Agreement between Travelport Limited and certain of its Officers (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by Travelport Limited on December 20, 2011 (dated December 14, 2011)).

10.50†	Letter Agreement between Travelport Limited and Douglas M. Steenland (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Travelport Limited on August 4, 2011 (dated August 2, 2011)).

10.51†	Letter Agreement between Travelport Limited and Douglas M. Steenland, effective as of May 1, 2013 (incorporated by reference to Exhibit 10.4 to the Quarterly Report on Form 10-Q filed by Travelport Limited on May 9, 2013).

10.52†	Letter Agreement among Jeff Clarke, Travelport Limited, Travelport Holdings Limited, Travelport Worldwide Limited, Travelport Intermediate Limited and TDS Investor (Cayman) GP Ltd., dated as of February 15, 2012 (incorporated by reference to the Current Report on Form 8-K filed by Travelport Limited on February 15, 2012 (dated February 10, 2012)).

10.53†	Letter Agreement among Jeff Clarke, Travelport Limited, Travelport Holdings Limited, Travelport Worldwide Limited, Travelport Intermediate Limited and TDS Investor (Cayman) GP Ltd., dated as of February 15, 2013 (incorporated by reference to Exhibit 10.80 to the Annual Report on Form 10-K filed by Travelport Limited on March 12, 2013).

10.54†	Letter Agreement between Travelport Limited and Jeff Clarke, effective as of May 1, 2013 (incorporated by reference to Exhibit 10.5 to the Quarterly Report on Form 10-Q filed by Travelport Limited on May 9, 2013).

10.55†	Form of Director Stock Option Agreement (incorporated by reference to Exhibit 10.8 to the Quarterly Report on Form 10-Q filed by Travelport Limited on August 8, 2013).

10.56†	Agreement and Release, dated March 5, 2014, between Mark Ryan and Travelport, LP (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q filed by Travelport Limited on May 8, 2014).

10.57†	First Amendment to the Subscriber Services Agreement, dated as of May 2, 2014, between Travelport, LP, Travelport Global Distribution System B.V. and Orbitz Worldwide, LLC (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed by Travelport Limited on August 7, 2014).*

10.58†	Travelport Worldwide Limited Annual Performance Bonus Plan.

10.59†	Travelport Worldwide Limited 2014 Employee Stock Purchase Plan.

10.60†	Form of Travelport Worldwide Limited Management Equity Award Agreement (United States).

10.61†	Form of Travelport Worldwide Limited Management Equity Award Agreement (United Kingdom/RoW).

10.62†	Amendment to the Travelport Worldwide Limited 2013 Equity Plan, dated September 5, 2014.

10.63†	Transition and Separation Agreement, dated August 7, 2014, between Travelport Limited and Eric J. Bock.

10.64†	Travelport Worldwide Limited 2014 Omnibus Incentive Plan.

10.65†	Form of Indemnification Agreement of Travelport Worldwide Limited.

21.1†	List of Subsidiaries.

23.1†	Consent of Deloitte LLP.

23.2†	Consent of Deloitte & Touche LLP.

Exhibit No.	Description

23.3**	Consent of Conyers Dill & Pearman (included in Exhibit 5.1 and Exhibit 8.2).

23.4†	Consent of Kirkland & Ellis LLP (included in Exhibit 8.1).

24.1†	Power of Attorney (previously included in the signature page of the Registration Statement).

99.1†	Consent of Elizabeth L. Buse.

99.2†	Consent of Douglas A. Hacker.

99.3†	Consent of Michael J. Durham.

*	Portions of this document have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2.
**	Filed herewith.
***	To be filed by amendment.
†	Previously filed.